EXHIBIT 99.1

Arbutus Announces Conference Call to Provide a Corporate Update and Fourth Quarter 2017 Year-End Financial Results

VANCOUVER, British Columbia and WARMINSTER, Pa., March 12, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that it will hold a conference call on Wednesday, March 14, 2018 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to discuss fourth quarter 2017 year-end financial results and provide a corporate update.

To access the conference call, a live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 8777644.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com